EXHIBIT 23.1

TERRY AMISANO LTD.

AMISANO HANSON

KEVIN HANSON, CA

CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report, dated April 21, 2003, included in this Form 10-KSB in the previously filed Registration Statement of Elution Technologies, Inc. on Form S-8 (File No. 333-100551, effective October 15, 2002).

/s/ “Amisano Hanson”

Amisano Hanson, Chartered Accountants
Vancouver, BC, Canada
May 15, 2003

750 WEST PENDER STREET, SUITE 604

TELEPHONE:

604-689-0188

VANCOUVER CANADA

FACSIMILE:

604-689-9773

V6C 2T7

E-MAIL:

amishan@telus.net